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                                                              EXHIBIT 10(m)(iii)

                       RESTRICTED STOCK PURCHASE AGREEMENT

                  RESTRICTED STOCK PURCHASE AGREEMENT, dated as of the 31st day of January, 1996, between Calbiochem-Novabiochem International, Inc., a Delaware corporation (the "Company") and Ben Matzilevich (the "Employee").

                  WHEREAS, the Employee and the Company are parties to an Employment Agreement, dated March 17, 1995 (the "Employment Agreement"); and

                  WHEREAS, the Employment Agreement contemplated the sale to the Employee of shares of both the Company's Common Stock and Series B Preferred Stock, in order to provide the Employee an equity stake in the Company; and

                  WHEREAS, both the Company and the Employee have determined that it would be appropriate for the Employee's investment in the Company to be solely in Common Stock of the Company;

                  NOW, THEREFORE, in consideration of the premises and the mutual undertakings herein set forth, the parties hereto hereby agree as follows:

                  1. Modification of Employment Agreement. Effective as of the date hereof, Section 6 of the Employment Agreement is hereby terminated in all respects, and neither party shall have any further rights or obligations under such Section 6. Except for the foregoing modification, the Employment Agreement remains in full force and effect.

                  2. Investment.

                  (a) On the date hereof, the Company will issue and sell to the Employee, and the Employee will purchase from the Company, 12,000 shares of Common Stock at a purchase price of eight dollars ($8.00) per share. Such shares of Common Stock shall initially constitute restricted stock (the "Restricted Stock") subject to the restrictions and other provisions set forth below. All shares of Restricted Stock sold hereunder (including any shares received by the Employee as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to the following restrictions:

                            (i) No shares of Restricted Stock shall be disposed of by the Employee either voluntarily or involuntarily, directly or indirectly, during the period commencing on the date hereof and ending on the fifth anniversary of the date hereof (the "Restricted Stock
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         Period") unless such shares of Restricted Stock shall have then been released from such restriction pursuant to subparagraph 2(a)(ii), and any attempted disposition of shares of Restricted Stock while they are restricted shall be null and void and of no effect.

                            (ii) The restrictions imposed under subparagraph 2(a) above, upon shares of Restricted Stock shall terminate with respect to 20% of the shares of Common Stock sold to the Employee hereunder on each successive anniversary of the date hereof commencing on the first anniversary of the date hereof; provided, that upon the consummation of an initial underwritten public offering by the Company, all such restrictions shall terminate.

                            (iii) If the Employee's employment with the Company is terminated at any time during the Restricted Stock Period for any reason, or the Company does not exercise its right to extend the Employee's employment for another year at the time his employment comes up for renewal, then within the thirty-day period following the termination of employment, the Company shall have the right to buy and the Employee (or the Employee's personal representative if the Employee is deceased or incompetent) shall sell to the Company all of the shares of Restricted Stock which are then restricted under this Agreement for a cash purchase price of $8.00 per share (with such amount to be appropriately adjusted to reflect any stock splits, stock combinations, stock dividends or similar capital adjustments between the date hereof and the date of any such purchase).

                            (iv) During the Restricted Stock Period, the Company shall retain possession of all stock certificates evidencing Restricted Stock. Promptly after the release of any portion of the Restricted Stock from the restrictions provided for in this Agreement, the Company shall deliver a certificate evidencing such portion to the Employee.

                  (b) The Employee hereby confirms that he shall acquire the shares of Company Common Stock sold to him hereunder (the "Securities") solely for his own account for investment and not with a view to any distribution or public offering thereof. The Employee agrees that he shall not at any time sell, offer for sale, pledge or otherwise dispose of any of the Securities or any interest therein in the absence of either an effective current registration statement relating thereto under the Securities Act of 1933, as amended (the "Act") or an opinion of counsel, in form and substance satisfactory to the Company, to the effect that registration is not required. The Employee hereby acknowledges having been advised that (i) he must hold the Securities indefinitely unless they are registered under the Act, or an exemption from registration becomes available, (ii) there is no assurance that any exemption from the Act will be available, or, if available, that such exemption will allow him to dispose of or

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otherwise transfer any or all of such Securities in the amounts, or at the times he might desire, (iii) at the present time Rule 144 promulgated under the Act by the Securities and Exchange Commission ("Rule 144") is not applicable to sales of the Securities because the Common Stock of the Company is not registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and there is not publicly available the information concerning the Company specified in Rule 144, (iv) the Company is not presently under any obligation to register under Section 12 of the Exchange Act or to make publicly available the information specified in Rule 144 and that it may never be required to do so.

                  (c) In connection with, and as a condition to, the sale to the Employee of the Securities, the Employee hereby agrees with the Company and its current stockholders to be bound by Sections 5 and 6 of that certain Subscription and Shareholder Agreement and by that certain Registration Rights Agreement, each dated as of March 13, 1992, among the Company and its stockholders, and the Company hereby undertakes to provide or cause to be provided to the Employee the rights under such Sections of the Subscription and Shareholder Agreement and under the Registration Rights Agreement as if he had been an original signatory to such agreements.

                  (d) The certificates evidencing the Securities sold to the Employee under this Employment Agreement shall bear the following legends:

                  "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder.

                  The shares of stock represented by this certificate are subject to all the terms of that certain Subscription and Shareholder Agreement, dated as of March 13, 1992, as amended, among the Company and certain of its stockholders, a copy of which is on file at the office of the Company. Such agreement provides that the shares represented hereby are subject to rights of first refusal in favor of certain stockholders and the Company.

                  Transfer of this certificate and the shares represented hereby is restricted pursuant to

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                  the terms of a Restricted Stock Purchase Agreement, dated as of January __, 1996, between Calbiochem-Novabiochem International, Inc. and Ben Matzilevich. A copy of such agreement is on file at the principal offices of the Company."

and stop transfer instruction shall be delivered by the Company to any transfer agent for the shares of Common Stock. At the time or times when the restrictions in subparagraph 2(a) hereof are terminated with respect to the Restricted Stock or the shares of Common Stock are registered under the Act, the legends on the certificates evidencing the shares of Common Stock shall be appropriately amended and the stop transfer instructions shall be appropriately modified. If shares of Restricted Stock are repurchased by the Company pursuant to subparagraph 2(a)(iii) hereof, then any property of any description distributed with respect to the shares repurchased, including but not limited to stock dividends, but excluding cash dividends, shall be transferred to the Company at the same time the shares so repurchased are transferred to the Company.

                  3. No Employment Rights Conferred. Nothing contained in this Agreement shall confer upon the Employee any continued right to employment by the Company or any of its subsidiaries.

                  4. Notices. Any notice required or permitted to be given under this Restricted Stock Purchase Agreement shall be sufficient if in writing and if sent by registered mail to Mr. Ben Matzilevich at his home address as reflected on the records of the Company, in the case of the Employee, or Chief Executive Officer, Calbiochem-Novabiochem International, Inc., 10394 Pacific Center Court, San Diego, CA 92121, in the case of the Company.

                  5. Governing Law. This Restricted Stock Purchase Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the choice of law or conflict of laws provisions thereof.

                  6. Entire Agreement. This Restricted Stock Purchase Agreement (together with the agreements referred to in Section 2(c) hereof) contains the entire agreement of the parties relating to the sale of Company Common Stock contemplated hereby and supersedes any and all agreements, letters of intent or understandings between the Employee and (a) the Company, (b) any member of the Calbiochem Novabiochem Group or (c) any of the Company's principal shareholders, affiliates or subsidiaries relating to the sale of equity interests to the Employee. This Restricted Stock Purchase Agreement may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

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                  IN WITNESS WHEREOF, the parties have executed this Restricted
Stock Purchase Agreement as of the day first herein above written.

                             CALBIOCHEM-NOVABIOCHEM
                               INTERNATIONAL, INC.

                             By:  /s/ Stelios B. Papadopoulos
                                ------------------------------------------
                                Stelios B. Papadopoulos
                                Chief Executive Officer


                             By:  /s/ Ben Matzilevich
                                ------------------------------------------
                                Ben Matzilevich
                                Employee

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